Exhibit 99.1

TALOS ENERGY AND STOREGGA FORM CARBON CAPTURE AND STORAGE JOINT VENTURE FOCUSED ON THE U.S. GULF COAST AND GULF OF MEXICO

Houston, Texas, June 8, 2021 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced that it has formed an exclusive joint venture with Storegga Geotechnologies Limited (“Storegga” and collectively, the “Partners”) to source, evaluate and develop carbon capture and storage (“CCS”) project opportunities on the United States Gulf Coast and Gulf of Mexico (“GOM”), including state and federal waters offshore Texas, Louisiana, Mississippi and Alabama. The Partners are actively exploring opportunities with counterparties along the CCS value chain.

Under the joint venture framework, the Partners, in collaboration, will originate and mature CCS ventures with emitters, infrastructure providers, service companies and financing partners, among others. The joint venture combines the strengths of Talos’s offshore operational and sub-surface expertise with Storegga’s leading end-to-end CCS project experience. Under the terms of the agreement, as individual CCS projects are matured in the future, each will be ring-fenced with separate operating agreements, financing structures and the possibility of additional working interest partners. The agreement requires zero up front capital commitments, and the Partnership will share costs 50/50 in the initial phases. Talos is designated as the operating partner of the joint venture.

Storegga is a European leader in CCS as a lead developer of the Acorn CCS and Acorn Hydrogen Projects and also is actively developing a cutting edge direct carbon air capture (“DAC”) project. The Acorn project is the most advanced large-scale CCS project in the United Kingdom with final investment decision (“FID”) expected in 2022. As one of the leading independent operators in the Gulf Coast and GOM, Talos’s core skill set naturally complements CCS project requirements, particularly with respect to CO2 injection and storage, including geology and geophysics, reservoir engineering, drilling and completion operational excellence, regulatory processes and inland water and offshore logistics.

The United States Gulf Coast is a prime location for offshore carbon capture projects in the U.S. The area contains some of the nation’s highest concentrations of power generation, industrial and petrochemical facilities, including 100+ facilities emitting more than 1,000,000 tons of CO2 emissions per year. In addition to the large industrial multi-national companies and conglomerates present in the region, there is also a high density of smaller private and “middle-market” industrial sites which may require CCS solutions in the future. This critical industrial network is immediately adjacent to a large natural carbon storage province located offshore in shallow waters in the Gulf of Mexico Shelf and potentially holding over 30 gigatons of available storage in geological structures with the necessary rock properties and fluid type to effectively store significant CO2 volumes. With its long history as a prolific energy producing region, the Gulf of Mexico also offers vast infrastructure and service networks as well as a capable labor force. These essential technical and commercial elements can supply the growing demand for large-scale CCS emissions solutions in one of the biggest industrial regions in the world.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “We’re excited to announce this joint venture with Storegga and thrilled to partner with their team as they expand into the United States. Engaging in CCS projects along the Gulf Coast and shallow water Gulf of Mexico compliments our operating skill set and diversifies the Company to seize this significant market opportunity. We have a responsibility to deliver affordable, reliable energy with the lowest carbon footprint possible, and this joint venture allows us to expand our impact beyond our own assets to provide solutions for removing emissions from critical industrial sectors in our backyard. We are actively working on a host of ideas and are proud to be an exclusive operating partner with a recognized leader in the rapidly-evolving CCS space.

Storegga Chief Executive Officer Nick Cooper commented: “The rapid deployment of CCS and carbon management value chains requires appropriate geological storage for carbon sequestration, access to emitters and existing infrastructure, and partnerships with experienced, like-minded organizations that share the desire to make this happen. The US Gulf Coast offers significant potential for CCS and we are delighted to be partnering with Talos, a leading offshore operator. The joint venture demonstrates the international opportunities for Storegga as an independent developer of CCS infrastructure. We hope that it will be the first of many.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven diversified energy company focused on safely and responsibly maximizing long-term value through our operations in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of upstream energy assets in key geological trends. With a focus on environmental stewardship, we are also utilizing our expertise to reduce industrial emissions through our carbon capture and storage joint venture along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

ABOUT STOREGGA

Storegga exists to pioneer carbon reduction and removal projects for the net zero world. It aims to champion and deliver CCS, hydrogen, and other subsurface renewable projects in the UK and internationally to accelerate carbon emission reductions. Through its wholly owned subsidiary Pale Blue Dot Energy, Storegga is the lead developer of the Acorn Project in North East Scotland, providing essential infrastructure to help the UK and Europe meet net zero targets.

INVESTOR RELATIONS CONTACTS

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

For more info on Storegga, Pale Blue Dot or Acorn contact storegga_media@camarco.co.uk or 020 3757 4980

For more information on Acorn visit: www.theacornproject.uk

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the success of the Company’s exclusive joint venture with Storegga, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 6, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002